Exhibit 99.1

Starwood Property Trust Upsizes and Prices Private Offering of Unsecured Senior Notes

GREENWICH, Conn., January 24, 2018 /PRNewswire via COMTEX/ — Starwood Property Trust, Inc. (NYSE: STWD) (the “Company”) today announced that it has upsized and priced its private offering of $500 million aggregate principal amount of its 3.625% unsecured senior notes due February 2021 (the “Notes”). The offering was upsized from the previously announced $400 million aggregate principal amount. The Notes priced at 100.000% of the principal amount and the settlement of the offering is expected to occur on January 29, 2018, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering to pay the cash amounts due on its outstanding 4.55% Convertible Senior Notes due 2018 at maturity or upon conversion, and to use the remaining net proceeds to repay a portion of the amount outstanding under its existing repurchase agreements. The Convertible Senior Notes due 2018 mature on March 1, 2018, and, as of September 30, 2017, approximately $370 million aggregate principal amount of the Convertible Senior Notes due 2018 was outstanding. Amounts that the Company may repay under its revolving repurchase facilities may be re-borrowed, subject to customary conditions.

The Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Starwood Property Trust, Inc.

Starwood Property Trust, Inc. (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is the largest commercial mortgage real estate investment trust in the United States. The Company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt and equity investments. Through its subsidiary LNR Property, LLC, the Company also operates as the largest commercial mortgage special servicer in the United States.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with respect to the anticipated settlement of the offering and the use of proceeds. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include: (i) factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, including those set forth under the captions “Risk Factors” and “Business”; (ii) defaults by borrowers in paying debt service on outstanding indebtedness; (iii) impairment in the value of real estate property securing the Company’s loans or in which the Company invests; (iv) availability of mortgage origination and acquisition opportunities acceptable to the Company; (v) potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements; (vi) national and local economic and business conditions; (vii) general and local commercial and residential real estate property conditions; (viii) changes in federal government policies; (ix) changes in federal, state and local governmental laws and regulations; (x) increased competition from entities engaged in mortgage lending and securities investing activities; (xi) changes in interest rates; and (xii) the availability of, and costs associated with, sources of liquidity.

Contact:

Zachary Tanenbaum
Starwood Property Trust
Phone: 203-422-7788
Email: ztanenbaum@starwood.com